UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2017

KEANE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37988	38-4016639
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

2121 Sage Road, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
(713) 960-0381
Registrant’s telephone number, including area code

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
Between December 8, 2017 and December 10, 2017, Keane Group, Inc. ("Keane" or the "Company") placed orders for an aggregate of approximately 150,000 newbuild hydraulic horsepower, representing three additional hydraulic fracturing fleets that will increase the Company’s total hydraulic horsepower to more than 1.3 million. Total capital expenditures for the three fleets will be approximately $115 million, or approximately $770 per hydraulic horsepower. Keane expects two of the three newbuild fleets to be delivered and deployed by the end of the second quarter of 2018 and a third by the end of the third quarter of 2018.

Item 7.01 Regulation FD Disclosure.

On December 14, 2017, the Company issued a press release announcing the newbuild hydraulic horsepower order. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated December 14, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEANE GROUP, INC.

Date: December 14, 2017	By:	/s/ Kevin M. McDonald
	Name:	Kevin M. McDonald
	Title:	Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 14, 2017.